Exhibit 10.35


                             MASTER LEASE AGREEMENT



         THIS MASTER LEASE AGREEMENT, dated as of November 1, 1996 ("Agreement"), between General Electric Capital Corporation, with an office at 4 North Park Drive, Suite 500, Hunt Valley, MD 21030 (hereinafter called, together with its successors and assigns, if any, "Lessor"), and North American Vaccine, Inc., a Canadian corporation organized and existing under the Canada Business Corporations Act with its mailing address and chief place of business at 12103 Indian Creek Court, Beltsville, Maryland 20705 (hereinafter called together with its successors and assigns, if any "Lessee").

WITNESSETH:

I.  LEASING:

         (a) Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment ("EQUIPMENT") described in Annex A to any schedule hereto ("SCHEDULE"). Terms defined in a Schedule and not otherwise defined herein shall have the meanings ascribed to them in such Schedule.

         (b) The obligation of Lessor to purchase Equipment from the manufacturer or supplier thereof ("SUPPLIER") and to lease the same to Lessee under any Schedule shall be subject to receipt by Lessor, prior to the Lease Commencement Date (with respect to such Equipment), of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule relating to the Equipment then to be leased hereunder, (ii) a Purchase Order Assignment and Consent in the form of Annex B to the applicable Schedule, unless Lessor shall have delivered its purchase order for such Equipment, (iii) evidence of insurance which complies with the requirements of Section X, and (iv) such other documents as Lessor may reasonably request. As a further condition to such obligations of Lessor, Lessee shall, upon delivery of such Equipment (but not later than the Last Delivery Date specified in the applicable Schedule) execute and deliver to Lessor a Certificate of Acceptance (in the form of Annex C to the applicable Schedule) covering such Equipment, and deliver to Lessor a bill of sale therefor (in form and substance satisfactory to Lessor). Lessor hereby appoints Lessee its agent for inspection and acceptance of the Equipment from the Supplier. Upon execution by Lessee of any Certificate of Acceptance, the Equipment described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.

II.  TERM, RENT AND PAYMENT:

         (a) The rent payable hereunder and Lessee's right to use the Equipment shall commence on the date of execution by Lessee of the Certificate of Acceptance for such Equipment ("LEASE COMMENCEMENT DATE"). The term of this Agreement for any Equipment shall be the period specified in the applicable


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Schedule for such Equipment.  If any term is extended,  the word "term" shall be deemed to refer to all extended terms, and all provisions of this Agreement shall apply during any extended terms, except as may be otherwise specifically provided in writing.

         (b) Rent shall be paid to Lessor at its address stated above, except as otherwise directed by Lessor in writing. Payments of rent shall be in the amount set forth in, and due in accordance with, the provisions of the applicable Schedule. If one or more Advance Rent(s) (as specified in Schedule) are payable, such Advance Rent(s) shall be (i) set forth on the applicable Schedule, (ii) due upon acceptance by Lessor of such Schedule, and (iii) when received by Lessor, applied to the first rent payment and the balance, if any, to the final rental payment(s) under such Schedule. In no event shall any Advance Rent or any other rent payments be refunded to Lessee. If rent is not paid within ten days of its due date, Lessee agrees to pay a late charge of* on, and in addition to, the amount of such rent but not exceeding the lawful maximum, if any.

         (c) Rent payments under any Schedule shall be allocated proportionately to the Equipment on such Schedule on the basis of the values assigned to each unit of such Equipment on Annex A to such Schedule, provided that such allocation shall not be interpreted to allow Lessee to make partial payment or to partially terminate this Agreement, except as otherwise permitted hereunder

         (d) All Rent and other payments to be paid under this Lease to Lessor shall be paid in U.S. currency and without any deduction or withholding for, or on account of, any domestic or foreign taxes. If under applicable law, any Rent or other sum cannot be paid without a deduction or withholding, then Lessee shall increase such Rent or other payment to Lessor so that the net amount received by Lessor after such deduction or withholding (and the payment of any other amount that must be deducted or withheld as a result of such increase) shall be equal to the full amount that Lessor would have received had such Rent or other payment not been subject to any deduction or withholding.

III.  RENT ADJUSTMENT:

         (a) The periodic rent payments in each Schedule have been calculated on the assumption (which, as between Lessor and Lessee, is mutual) that the maximum effective corporate income tax rate (exclusive of any minimum tax rate) for calendar-year taxpayers ("EFFECTIVE RATE") will be * each year during the lease term.

         (b) If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Internal Revenue Code of 1986 (the "CODE")), the Effective Rate is higher than * for any year during the lease term, then Lessor shall have the right to increase such rent payments by requiring


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payment of a single  additional  sum equal to the  product of (i) the  Effective
Rate (expressed as a decimal) for such year less * (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times
(ii) the adjusted Stipulated Loss Value. The adjusted Stipulated Loss Value shall be the Stipulated Loss Value (calculated as of the first rental due in the year for which such adjustment is being made) less the product of the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all subsequent years of the lease term) times the Effective Rate (expressed as a decimal) (in the year for which such adjustment is being made). Lessee shall pay to Lessor the full amount of the additional rent payment on the later of (i) ten (10) days after receipt of notice or (ii) the first day of the year for which such adjustment is being made.

         (c) If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to the Code), the Effective Rate is lower than* for or any year during the lease term, then Lessor shall pay to Lessee a single additional sum equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less * (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times (ii) the adjusted Stipulated Loss Value. The adjusted Stipulated Loss Value shall be the Stipulated Loss Value (calculated as of the first rental due in the year for which such adjustment is being made) less the product of the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all subsequent years of the lease term) times the Effective Rate (expressed as a decimal) (in the year for which such adjustment is being made). Lessor shall pay to Lessee the full amount of the additional rent payment on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made.

         (d) Lessee's and Lessor's obligations under this Section III shall survive any expiration or termination of this Agreement.

IV. TAXES: Except as provided in Sections III and XV(c), Lessee shall have no liability for taxes (i) imposed by the United States of America or any State or political subdivision thereof which are based on or measured by the net income of Lessor or the net worth of Lessor, (ii) imposed on or with respect to, or that would not have been imposed but for, any transfer by Lessor of any interest in any Equipment or any part thereof, (iii) attributable to any period after the later of the return of the Equipment to Lessor or the termination of the Lease, except to the extent relating to Lessee's use or possession of the Equipment or payment due hereunder or events occurring or matters arising prior to or simultaneously with such return or termination, or (iv) which would not have been imposed but for


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       Commission


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and only to the extent of the negligence or willful  misconduct of Lessor or the failure of Lessor to comply with any certification, documentation, reporting or similar requirement or that would not have been imposed but for the conduct by Lessor in any taxing jurisdiction of activities unrelated to the transactions contemplated by this Lease. Lessee shall report (to the extent that it is legally permissible) and pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rentals or receipts hereunder), any Schedule, Lessor or Lessee by any foreign, federal, state or local government or taxing authority during or related to the
term  of  this  Agreement,   including,  without  limitation,  all  license  and
registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (all hereinafter called "TAXES").
Lessee  shall  (i)  reimburse   Lessor  upon  receipt  of  written  request  for
reimbursement for any Taxes charged to or assessed against Lessor, (ii) on request of Lessor, submit to Lessor written evidence of Lessee's payment of Taxes, (iii) on all reports or returns show the ownership of the Equipment by Lessor, and (iv) send a copy thereof to Lessor. Lessee, at its expense, may contest any Tax by appropriate legal proceedings provided the non-payment of such Tax, or such proceedings, will not, in the opinion of counsel for Lessor, adversely affect the title, property interest or rights of Lessor in the Equipment and provided, further, that if requested by Lessor, Lessee shall have given to Lessor security sufficient in form and amount, in Lessor's reasonable judgment, to fully satisfy the amount of the contested Tax and any potential fines, penalties or costs.

V.  REPORTS:

         (a) Lessee will notify Lessor in writing, within ten (10) days after Lessee becomes aware that any tax or other lien shall attach to any Equipment, of the full particulars thereof and of the location of such Equipment on the date of such notification.

         (b) Lessee will within one hundred twenty (120) days of the close of each fiscal year of Lessee, deliver to Lessor, Lessee's balance sheet and profit and loss statement, certified by a recognized firm of certified public accountants. Upon request Lessee will deliver to Lessor quarterly, within ninety
(90) days of the close of each fiscal quarter of Lessee, in reasonable detail, copies of Lessee's quarterly financial report certified by the chief financial officer of Lessee.

         (c) Lessee will permit Lessor to inspect any Equipment during normal business hours and with reasonable advance notice to Lessee of such inspection; provided, however, that such persons shall comply with any reasonable conditions imposed by Lessee regarding such inspection of Equipment in Lessee's manufacturing areas



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         (d) The  Equipment  will  initially  be delivered to and located at the
Equipment Location (specified in the applicable Schedule) and Lessee will promptly notify Lessor of any relocation of Equipment. Upon the written request of Lessor, Lessee will notify Lessor forthwith in writing of the location of any Equipment as of the date of such notification.

         (e) Lessee will promptly and fully report to Lessor in writing if any Equipment is lost or damaged (where the estimated repair costs would exceed *, or is otherwise involved in an accident causing personal injury or property damage.

         (f) Within sixty (60) days after any written request by Lessor, Lessee will furnish a certificate of an authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no default (as described in Section XII(a) and (d)) or event which with notice or lapse of time (or both) would become such a default.

VI.  DELIVERY, USE AND OPERATION:

         (a) All Equipment shall be shipped directly from the Supplier to Lessee.

         (b) Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business and in a manner complying with all applicable federal, state, and local laws and regulations.

         (c) LESSEE SHALL NOT MORTGAGE OR HYPOTHECATE ANY EQUIPMENT, OR THE INTEREST OF LESSEE HEREUNDER, NOR SHALL LESSEE REMOVE ANY EQUIPMENT FROM THE CONTINENTAL UNITED STATES, WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSOR.

         (d) Lessee may, at its sole cost and expense, sublease any of the Equipment or assign all of its rights and obligations under the lease for such Equipment provided Lessee shall have first notified Lessor of the proposed sublease or assignment of such Equipment and, except as otherwise provided in this subsection (d), Lessee shall have received Lessor's prior written consent (such consent not to be unreasonably withheld or delayed) to such sublease or assignment. Notwithstanding anything to the contrary contained in the preceding sentence, at any time during the term of the lease for any units of Equipment under this Agreement, Lessee may sublet all, but not less than all, of the Equipment described on any one or more Schedules or assign all of its rights under this Agreement with respect to the lease of such Equipment, (i) to any transferee which shall, as the result of a reorganization, merger or consolidation directly involving Lessee, succeed to the business now carried on by Lessee or (ii) to any entity which is an Affiliate (as defined herein) subsidiary of Lessee; in each instance, without the prior written consent of



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Lessor,  provided Lessor is given thirty (30) days' prior written notice of such proposed sublease or assignment together with a copy of the proposed sublease or assignment, and such transferee shall (A) have assumed in writing, in form and substance reasonably satisfactory to Lessor, all of the obligations of Lessee under this Agreement respecting the applicable Equipment as if such transferee were an original signatory to this Agreement and (B) be solvent and either (1) have a net worth which is equal to or in excess of the net worth of Lessee immediately prior to the execution of this Agreement or (2) have caused additional security reasonably satisfactory to Lessor to be delivered to Lessor prior to such sublease or assignment. No such sublease or assignment permitted by this subsection (d) shall in any way discharge or diminish any of Lessee's obligations hereunder for the lease of such Equipment. Each sublease and assignment hereunder shall expressly provide that it is subject and subordinate to this Agreement, and Lessee shall further assign its rights in and to such sublease or assignment to Lessor as security for Lessee's obligations hereunder. No sublease or assignment shall be for a term longer than the subject Schedule. Lessee and any assignee or sublessee shall execute all reasonable documentation required by Lessor to evidence the provisions of this subsection(d).

         (e) Lessee will keep the Equipment free and clear of all liens and encumbrances other than those which result from acts of Lessor or any party claiming by, through or under Lessor, or liens arising in the ordinary course of the business of Lessee for sums not yet delinquent or which are being contested in good faith and for payment of which adequate assurance has been provided to Lessor.

VII.  SERVICE:

         (a) Lessee will, at its sole expense, maintain each unit of Equipment in good operating order, repair, condition and appearance in accordance with manufacturer's recommendations, normal wear and tear excepted. Lessee shall, if at any time requested by Lessor in writing, affix in a prominent position on each unit of Equipment plates, tags or other identifying labels showing ownership thereof by Lessor.

         (b) From and after the date of this Agreement, Lessee will not, without the prior consent of Lessor, affix or install any accessory, equipment or device on any Equipment if such addition will impair the originally intended function or use of such Equipment. All additions, repairs, parts, supplies, accessories, equipment, and devices furnished, attached or affixed to any Equipment which are not readily removable shall be made only in compliance with applicable law, including Internal Revenue Service guidelines, and shall become the property of Lessor. Lessee will not, without the prior written consent of Lessor and subject to such conditions as Lessor may impose for its protection, affix or install any Equipment to or in any other personal or real property.

         (c) Any alterations or modifications to the Equipment that may, at any time during the term of this Agreement, be required to comply



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with any  applicable  law,  rule or  regulation  shall be made at the expense of
Lessee.

VIII. STIPULATED LOSS VALUE: Lessee shall promptly and fully notify Lessor in writing if any unit of Equipment shall be or become lost, stolen, destroyed, irreparably damaged in the reasonable determination of Lessee, or permanently rendered unfit for use from any cause whatsoever (such occurrences being hereinafter called "CASUALTY OCCURRENCES"). On the rental payment date next succeeding a Casualty Occurrence (the "PAYMENT DATE"), Lessee shall pay Lessor the sum of (x) the Stipulated Loss Value (as specified on each Schedule) of such unit calculated as of the rental next preceding such Casualty Occurrence ("CALCULATION DATE"); and (y) all rental and other amounts which are due hereunder immediately prior to the Payment Date and remaining unpaid. Upon payment of all sums due hereunder, (i) the term of this lease as to such unit shall terminate (ii) the Rent and Capitalized Lessor's cost shall be reduced proportionately based on the value assigned to such unit in Annex A to the applicable Schedule, and ((iii) except in the case of the loss, theft or complete destruction of such unit) Lessor shall be entitled to recover possession of such unit.

IX. LOSS OR DAMAGE: Lessee hereby assumes and shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever from the time the Equipment is shipped to Lessee until it is returned to Lessor.

X. INSURANCE: Lessee agrees, at its own expense, to keep all Equipment insured for such amounts and against such hazards as Lessor may reasonably require, including, but not limited to, insurance for damage to or loss of such Equipment and liability coverage for personal injuries, death or property damage, with Lessor named as additional insured and with a loss payable clause in favor of Lessor, as its interest may appear, irrespective of any breach of warranty or other act or omission of Lessee. All such policies shall be with companies, and on terms reasonably satisfactory to Lessor. Lessee agrees to deliver to Lessor evidence of insurance satisfactory to Lessor. No insurance shall be subject to any co-insurance clause. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made as a result of such insurance policies. Any expense of Lessor in adjusting or collecting insurance shall be borne by Lessee. Lessee will not make adjustments with insurers except
(i) with respect to claims for damage to any unit of Equipment where the repair costs do not exceed *, or (ii) with Lessor's written consent, such consent shall not be unreasonably withheld or delayed. Said policies shall provide that the insurance may not be altered or canceled by the insurer until after twenty (20) days written notice to Lessor. If Lessee has made the payment described in
Section VIII above, Lessee shall be entitled to the insurance proceeds.



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In all other events, Lessor may, at its option, apply proceeds of insurance,  in whole or in part, to (i) repair or replace Equipment or any portion thereof,  or
(ii) satisfy any obligation of Lessee to Lessor hereunder. Notwithstanding the previous sentence or Section VIII, the Lessee may cause any insurance proceeds to be applied directly for the repair or replacement of Equipment if such repairs or replacements are less than * for any one casualty and such repairs or replacements are actually performed.

XI. RETURN OF EQUIPMENT:

         (a) Upon any expiration or termination of this Agreement or any Schedule, Lessee shall promptly, at its own cost and expense: (i) perform any testing and repairs required to place the affected units of Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for their originally intended purpose;
(ii) if deinstallation, disassembly or crating is required, cause such units to be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other person as is satisfactory to Lessor; and (iii) return such units to a location within a five hundred (500) mile radius of the original Equipment location in the continental United States as Lessor shall direct.

         (b) Until Lessee has fully complied with the requirements of Section XI(a) above, Lessee's rent payment obligation and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the lease term. Lessor may terminate such continued leasehold interest upon ten (10) days notice to Lessee.

XII. DEFAULT:

         (a) Lessor may in writing declare this Agreement in default if: Lessee breaches its obligation to pay rent or any other sum when due and fails to cure the breach within *; Lessee breaches any of its insurance obligations under
Section X; Lessee breaches any of its other obligations under this Agreement and fails to cure that breach within * after written notice thereof (provided, however, that no default shall be deemed to have occurred under this clause in the event that Lessee commences a good faith effort to cure such breach within the aforesaid * period and diligently prosecutes such cure to completion, and such cure is completed within * after the date of Lessor's original notice to Lessee of such breach); any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading in any material respect when made; Lessee becomes insolvent or ceases to do business as a going concern; any Equipment is illegally used; or a petition is filed by or against Lessee under any bankruptcy or insolvency laws (and if such petition is filed against Lessee, it is not stayed or dismissed within 60 days). Such declaration shall apply to all Schedules except as specifically excepted by Lessor.



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         (b) After default,  at the request of Lessor,  Lessee shall comply with the provisions of Section XI(a). Lessee hereby authorizes Lessor to enter any premises where any Equipment is believed to be and take possession thereof without liability for damages or otherwise (except for physical damage not required by the repossession of the Equipment). Lessee shall, without further demand, forthwith pay to Lessor (i) as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment (calculated as of the rental next preceding the declaration of default), and (ii) all rentals and other sums then due hereunder. Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels, with such notice as may be required by law, and without having the Equipment present at the place of sale; or Lessor may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment. The proceeds of sale, lease or other disposition, if any, shall be timely applied in the following order of priorities: (1) to pay all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (2) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee hereunder; then (3) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (4) any surplus shall be retained by Lessor. Lessee shall pay any deficiency in (1) and
(2) forthwith.

         (c) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute. Lessee shall pay Lessor's reasonable attorney's fees and costs upon a default. Waiver of any default shall not be a waiver of any other or subsequent default.

         (d) Any default under the terms of this or any other agreement between Lessor and Lessee may be declared by Lessor a default under this and any such other agreement.

XIII. ASSIGNMENT: Lessor may, without the consent of Lessee, assign this Agreement or any Schedule, provided that any such assignee shall agree in writing to take no action to interfere with Lessee's quiet enjoyment and use of the Equipment in accordance with the terms of this Agreement so long as Lessee is not in default hereunder and to assume the obligations of Lessor in accordance with the terms of this Agreement. Lessee agrees that if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and all other amounts payable under any assigned Equipment Schedule to such assignee or as instructed by Lessor. Lessee further agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at


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any time have against Lessor for any reason  whatsoever  except for any payments rightfully made by Lessee to an assignee of Lessor pursuant to this Section shall discharge the obligations of Lessee to Lessor with respect to, and to the extent of, such payments.

XIV. NET LEASE; NO SET-OFF, ETC: This Agreement is a net lease. Lessee's obligation to pay rent and other amounts due hereunder shall be absolute and unconditional. Lessee shall not be entitled to any abatement or reductions of, or set-offs against, said rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict tort or negligence of Lessor) of Lessee against Lessor under this Agreement or otherwise. Nor shall this Agreement terminate or the obligations of Lessee be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, any Equipment from whatsoever cause, except as otherwise provided herein. It is the intention of the parties that rents and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof. Nothing herein shall be construed to relieve Lessor of any of its obligations under this Agreement or prevent Lessee from pursuing any lawful remedy against Lessor for Lessor's breach of its obligations under this Agreement in a separate action.


XV. INDEMNIFICATION:

         (a) Lessee hereby agrees to indemnify, save and keep harmless Lessor, its agents, employees, successors and assigns from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including reasonable legal expenses, of whatsoever kind and nature, in contract or tort, or otherwise (except (i) if and only to the extent caused by the indemnified party's gross negligence or willful misconduct, (ii) by Lessor's breach of its representations and warranties contained in Section XIX(f) hereof or (iii) the claim is based on a loss of Tax Benefits (as defined under subsection XV(b) below)), and including, but not limited to, Lessor's strict liability in tort, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage) or (ii) the condition of Equipment sold or disposed of after use by Lessee, any sublessee or employees of Lessee. Lessee shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Lessor and its Affiliates, successors and assigns, directors, officers, employees and agents from and against any Environmental Claim or Environmental Loss. Lessee shall, upon request, defend



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       Commission


                                        - 10 -


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any  actions  based on, or  arising  out of, any of the  foregoing.  In case any action, suit or proceeding is brought against any indemnified party in connection with any claim indemnified against hereunder, such indemnified party will promptly after receipt of notice of the commencement of such action, suit or proceeding notify Lessee hereof, enclosing a copy of all papers served upon such indemnified party, but failure to give such notice or to enclose such papers shall not relieve Lessee from any liability hereunder unless and only to the extent such failure prevents or materially prejudices Lessee's ability to defend such claim, seek coverage under relevant insurance policies or mitigate damages arising therefrom.

         (b) Lessee hereby represents, warrants and covenants that (i) on the Lease Commencement Date for any unit of Equipment, such unit will qualify for all of the items of deduction and credit specified in Section C of the applicable Schedule ("TAX BENEFITS") in the hands of Lessor (all references to Lessor in this Section XV include Lessor and the consolidated taxpayer group of which Lessor is a member), and (ii) at no time during the term of this Agreement will Lessee take or omit to take, nor will it permit any sublessee or assignee to take or omit to take, any action (whether or not such act or omission is otherwise permitted by Lessor or the terms of this Agreement), which will result in the disqualification of any Equipment for, or recapture of, all or any portion of such Tax Benefits.

         (c) If as a result of a breach of any representation, warranty or covenant of the Lessee contained in this Agreement or any Schedule (x) tax counsel of Lessor (if Lessor's rights hereunder are assigned the tax counsel shall be reasonably satisfactory to Lessee) shall determine that Lessor is not entitled to claim on its Federal income tax return all or any portion of the Tax Benefits with respect to any Equipment, or (y) any such Tax Benefit claimed on the Federal income tax return of Lessor is disallowed or adjusted by the Internal Revenue Service, or (z) any such Tax Benefit is recomputed or recaptured (any such determination, disallowance, adjustment, recomputation or recapture being hereinafter called a "LOSS"), then Lessee shall pay to Lessor, as an indemnity and as additional rent, such amount as shall, in the reasonable opinion of Lessor, cause Lessor's after-tax economic yields and cash flows, computed on the same assumptions, including tax rates (unless any adjustment has been made under Section III hereof, in which case the Effective Rate used in the next preceding adjustment shall be substituted), as were utilized by Lessor in originally evaluating the transaction (such yields and flows being hereinafter called the "NET ECONOMIC RETURN") to equal the Net Economic Return that would have been realized by Lessor if such Loss had not occurred. Notwithstanding the foregoing a Loss shall not include any determination, disallowance, adjustment, recomputation or recapture which is a result of Lessor reporting this Lease as a capital lease for Federal Income Tax purposes, for reasons other than as a result of a breach of any representation, warranty or covenant of the Lessee.



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Such amount shall be payable upon demand  accompanied by a statement  describing in reasonable detail such Loss and the computation of such amount.

         (d) Lessee hereby further represents, warrants and covenants that all amounts includible in the gross income of Lessor with respect to the Equipment, and all deductions or credits allowable to Lessor with respect to the Equipment, will be treated as derived from or allocable to sources within the United States in each and every taxable year of Lessor throughout the entire term of this Lease. If as a result of any breach of the representation, warranty and covenant contained the immediately preceding sentence, any item of income, credit or deduction with respect to the Equipment shall not be treated as derived from or allocable to, sources with the United States for any taxable year or Lessor (any such event hereinafter referred to as a "FOREIGN LOSS"), then Lessee shall pay to Lessor as an indemnity, on the next succeeding rental payment date, or in any event within 30 days after written demand to Lessee by Lessor, such amount as, after deduction of all taxes required to be paid by Lessor in respect of the receipt of such amounts under the laws of any federal, state or local government or taxing authority of the United States, shall equal the sum of: (i) the excess of (x) the foreign tax credits which Lessor would have been entitled to for such year had no such Foreign Loss occurred over (y) the foreign tax credits to which Lessor was limited as a result of such Foreign Loss and (ii) the amount of any interest, penalties or additions to tax payable as a result of such Foreign Loss.

         (e) Lessee further covenants that it shall be responsible for paying, and shall indemnify and hold harmless Lessor from any liability with respect to, any Tax in respect of the transactions contemplated by this Lease which results from a change in Canadian law which, without more, causes Lessor to incur any Tax attributable either directly or indirectly to its having or being deemed to have a permanent establishment, residence or place of business or to otherwise be doing business in Canada.

         (f) If, as a result of the operation of Section XV(d) or (e), Lessee would be required to pay any additional sums Lessee shall have the option to purchase all (but not less than all) of the Equipment leased hereunder for an amount equal to * ("Purchase Price") as of the Purchase Date (as defined below). The "Purchase Date" shall be the Rental Payment next succeeding the determination of the Fair Market Value of the Equipment as described in Section XVIII. Lessee may exercise this option provided it is not in default hereunder and has elected in writing to exercise the option within twenty business days after Lessor has made demand under Section XV (d) or (e). If Lessee is purchasing the Equipment under this subsection, Lessee shall pay Lessor the Purchase Price plus any Rent then due prior to the Purchase Date and any applicable taxes on the Purchase Date.



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         (g) All of Lessor's  rights,  privileges and  indemnities  contained in this Section XV shall survive the expiration or other termination of this Agreement and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.


XVI. DISCLAIMER: LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE (except as provided in Section XIX(f)). All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following, regardless of any negligence of Lessor (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Equipment or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no default exists under this Lease, Lessee shall be, and hereby is, authorized during the term of this Lease to assert and enforce, at Lessee's sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Equipment. At Lessee's request and expense, Lessor agrees to pursue enforcement of any manufacturer's warranty that is not assignable to Lessee.


XVII. REPRESENTATIONS AND WARRANTIES OF LESSEE: Lessee hereby represents and warrants to Lessor that on the date hereof and on the date of execution of each
Schedule:

         (a) Lessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "Documents") and is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

         (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements of Lessee, enforceable against Lessee in accordance with their terms, except


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       Commission

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to the extent that the enforcement of remedies  therein  provided may be limited under applicable bankruptcy and insolvency laws or similar laws affecting creditor's rights or principles of equity.

         (c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

         (d) The entry into and performance by Lessee of the Documents will not:
(i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or By-Laws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party.

         (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement.

         (f) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property.

         (g) Each balance sheet and statement of income delivered to Lessor has been prepared in accordance with generally accepted accounting principles, and since the date of the most recent such Balance Sheet and Statement of Income, there has been no material adverse change.

         (h) Lessee is and will be at all times validly existing and in good standing under the laws of the jurisdiction of its incorporation (specified in the first sentence of this Agreement).

         (i) The Equipment will at all times be used for commercial or business purposes.

         (j) The Lessee is and shall remain a United States Federal Income Taxpayer.

Notwithstanding anything in this Agreement, Schedules or Addendum's hereto to the contrary, Lessee makes no representation or warranty regarding the truth or accuracy of any financial projections or proformas furnished to Lessor by Lessee except that the financial projections and proformas were reasonable projections of future events based on information available at the time they were furnished to Lessor.


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       Commission.

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


XVIII. PURCHASE OPTION:

         (a) So long as no default exists hereunder and the lease has not been earlier terminated, Lessee may at lease expiration, upon at least * prior written notice to Lessor, purchase all (but not less than all) of the Equipment in any Schedule on an AS IS BASIS for cash equal to its then Fair Market Value (plus all applicable sales taxes). Upon receipt of the Fair Market Value, plus all applicable sales taxes, Lessor shall execute and deliver to Lessee a bill of sale, without representation or warranty, except that the Equipment is free and clear of any liens, claims or encumbrances created by Lessor or any party claiming by, through or under Lessor and other than those created by Lessee or any one claiming by, through or under Lessee.

         (b) "FAIR MARKET VALUE" shall mean the price which a willing buyer (who is neither a lessee in possession nor a used equipment dealer) would pay for the Equipment in an arm's-length transaction to a willing seller under no compulsion to sell; provided, however, that in such determination: (i) the Equipment shall be assumed to be in the condition in which it is required to be maintained and returned under this Agreement; (ii) in the case of any installed Equipment, that Equipment shall be valued on an installed basis; and (iii) costs of removal from current location shall not be a deduction from such valuation. If Lessor and Lessee are unable to agree on the Fair Market Value at least * before lease expiration, Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) to determine Fair Market Value, and that determination shall be final, binding and conclusive. Lessee shall bear all costs associated with any such appraisal.

         (c) Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same within * after Fair Market Value is determined (by agreement or appraisal).


XIX. MISCELLANEOUS:

         (a) LESSEE HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY


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       Commission.


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RELATED  DOCUMENTS,  OR TO ANY OTHER  DOCUMENTS OR  AGREEMENTS  RELATING TO THIS
TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS LEASE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         (b) Unless and until Lessee exercises its rights under Section XVIII above or any addendum or Schedule hereto, nothing herein contained shall give or convey to Lessee any right, title or interest in and to any Equipment except as a lessee. Any cancellation or termination by Lessor, pursuant to the provision of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder. All Equipment shall at all times remain personal property of Lessor regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof.

         (c) each reference contained in this Agreement to:

                               (1) "Adverse Environmental Condition" shall refer
                      to (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of, or exposure to, any substance, chemical, material, pollutant, Contaminant, odor or audible noise or other release or emission in, into or onto the environment (including without limitation, the air, ground, water or any surface) at, in, by, from or related to any Equipment, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Equipment or (iii) the violation, or alleged violation of any statutes, ordinances, orders, rules, regulations, permits or licenses of, by or from any governmental authority, agency or court relating to environmental matters connected with any Equipment.

                               (2) "Affiliate"  shall refer, with respect to any
                      given Person, to any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

                               (3) "Contaminant" shall refer to those substances
                      which are regulated by or form the basis of liability under any Environmental Law, including without limitation, asbestos, polychlorinated biphenyls ("PBCs"), and radioactive substances, or other material or



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                                        - 16 -



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                      substance  which  has in the past or  could in the  future constitute a health, safety or environmental hazard to any Person, property or natural resources.

                               (4)  "Environmental  Claim"  shall  refer  to any
                      accusation, allegation, notice of violation, claim, demand, abatement or other order on direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

                               (5) "Environmental Emission" shall refer to any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Equipment, including, without limitation, the movement of any Contaminant or other substance through or in the air, soil, surface water, groundwater or property.

                               (6) "Environmental Law" shall mean any federal, foreign, state or local law, rule or regulation pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C.
                      Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.
                      Section 1361 et seq.), and the Occupational Safety and Health Act (19 U.S.C. section 651 et seq.), as these laws have been amended or supplemented, and any analogous foreign, federal, state or local statutes, and the regulations promulgated pursuant thereto.

                               (7) "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages


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       Commission.

                      to, loss of the use of or decrease in value of the Equipment arising out of or related to any Adverse Environmental Condition.

                               (8) "Person" shall include any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.


         (c) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith. Lessee agrees, upon Lessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have designated in writing. This Agreement, commitment letter (if any), and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

                                       /s/RLD  /s/LJH
                                       ---------------------------
                                       initials

         (d) In case of a failure of Lessee to comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated to, effect such compliance, in whole or in part upon at least 10 days prior written notice to Lessee; and all moneys spent and expenses and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional rent due to Lessor within five days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default.

         (e) Any rent or other amount not paid to Lessor when due hereunder shall bear interest, both before and after any judgment or termination hereof, at the lesser of * per annum or the maximum rate allowed by law. Any provisions in this Agreement and any Schedule which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.


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       Commission.

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              (f) So long as Lessee  shall not be in default  hereunder,  Lessor warrants to Lessee that Lessee shall be entitled to possess quietly each unit of Equipment, and that neither Lessor nor any party claiming by, through or under Lessor shall interfere with Lessee's right of quiet possession during the term hereof.

              (g) If there is any conflict between the terms of this Agreement, any Schedule and any Addendum(s) to this Agreement or such Schedule, the terms of the Schedule shall prevail over this Agreement, and any such Addendum(s) shall prevail over this Agreement and the Schedule.

              (h)  *

         IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


     LESSOR:                                    LESSEE:
     GENERAL ELECTRIC CAPITAL CORPORATION       NORTH AMERICAN VACCINE, INC.

     By: /s/ R. L. Dauphinais                   By: /s/ Lawrence J. Hineline
         --------------------------------           --------------------------

     Title: Sr. Trans. Manager                  Title: Vice President - Finance
            -----------------------------              ------------------------














[*] Confidential information has been omitted and filed separately with the Commission.

                                  SCHEDULE NO.  001
                            DATED THIS November 1,  1996
                              TO MASTER LEASE AGREEMENT
                                DATED AS OF 11/1, 1996

Lessor & Mailing Address:                         Lessee & Mailing Address:

GENERAL ELECTRIC CAPITAL CORPORATION              NORTH AMERICAN VACCINE, INC.
4 North Park Drive                                12103 Indian Creek Court
Suite 500                                         Beltsville, Maryland 20705
Hunt Valley, Maryland 21030

Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease Agreement identified above ("Agreement"; said Agreement and this Schedule being collectively referred to as "Lease").

     A.       Equipment
              ---------

              Pursuant to the terms of the Lease, Lessor agrees to lease to Lessee the Equipment listed on Annex A attached hereto and made a part hereof. Such Equipment was previously leased by Lessor to Cephalon, Inc. ("Cephalon") as part of a sale-leaseback transaction. Lessor represents and warrants to Lessee that Cephalon's leasehold interest in and to the Equipment has terminated. Lessor purchased the Equipment from Cephalon and has not transferred its interest in the Equipment.

     B.       Financial Terms
              ---------------

              1.  Advance Rent (if any):  $   N/A
              2.  Capitalized Lessor's Cost:  $ 7,664,605
              3.  Basic Term Lease Rate Factor:  *
              4.  Daily Lease Rate Factor:   *
              5.  Basic Term  (No.  of Months):    48
              6.  Basic Term  Commencement Date:  November  1, 1996
              7.  Equipment Location:  *
              8.  Lessee  Federal Tax  ID No.:  98-0121241
              9.  Supplier:  N/A
              10. Last Delivery Date:  N/A

     C.       Tax Benefits
              ------------
              Depreciation Deductions:
              a.  Depreciation Method:  *
              b.  Recovery Period: *
              c.  Basis: *
              d. This Equipment has been Leased to a non related third party from December 29, 1994 until October 31, 1996. The Lessee's representations regarding items a, b and c in this Section C shall be limited to such Tax Benefits that remain from the date hereof through the end of the Term.



[*] Confidential information has been omitted and filed separately with the Commission.

     D.       Term and Rent
              -------------

              1. Basic Term Rent. Commencing on November 1, 1996 and on the same day of each month thereafter (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as rent ("Basic Term Rent") the product of the Basic Term Lease Rate Factor times the then Capitalized Lessor's Cost of all Equipment on this Schedule.

     E.       Insurance
              ---------

              1.    Public Liability:  $1MM total liability per occurrence.
              2.    Casualty  and Property Damage:   An  amount equal to the
                    higher  of  the  Stipulated  Loss  Value   or  the  full
                    replacement cost of the Equipment.

Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

         IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.


LESSOR:                                    LESSEE:

GENERAL ELECTRIC CAPITAL                   NORTH  AMERICAN  VACCINE, INC.
CORPORATION

By:  /s/ R. L. Dauphinais                  By:  /s/ Lawrence J. Hineline
     ----------------------                    ---------------------------

Name:  R. L. Dauphinais                    Name: Lawrence J. Hineline
     ----------------------                     --------------------------

Title:  Sr. Trans. Manager                 Title: Vice President - Finance
       --------------------                       ------------------------

                                       ANNEX A
                                          TO
                                  SCHEDULE NO.  001
                              TO MASTER LEASE AGREEMENT
                             DATED AS OF NOVEMBER 1, 1996



                 SERIAL NUMBER             NUMBER           COST
MANUFACTURER     TYPE/MODEL                OF UNITS         PER UNIT



                      *

























Initials:
/s/ RLD                                    /s/ LJH
--------------------------                 ------------------------------
Lessor                                     Lessee






[*] Confidential information has been omitted and filed separately with the Commission.

                                     ANNEX C
                                       TO
                                SCHEDULE NO. 001
                            TO MASTER LEASE AGREEMENT

                          DATED AS OF NOVEMBER 1, 1996

                            CERTIFICATE OF ACCEPTANCE
                            -------------------------




To: General Electric Capital Corporation ("Lessor")

         Pursuant to the provisions of the above schedule and lease (collectively, the "Lease",), Lessee hereby certifies and warrants that Lessee accepts the Equipment for all purposes of the Lease and all attendant documents.

         Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; and (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof.

                            /s/ Lawrence J. Hineline, Vice President-Finance
                            -------------------------------------------------
                            Lessee's Authorized Representative



Dated:  November 12, 1996

                           ANNEX D TO SCHEDULE NO. 001
                            TO MASTER LEASE AGREEMENT
                          DATED AS OF November 1, 1996

                          STIPULATED LOSS VALUE TABLE*
                          ----------------------------


     Nov-01-96                        1                          *
     Dec-01-96                        2                          *
     Jan-01-96                        3                          *
     Feb-01-97                        4                          *
     Mar-01-97                        5                          *
     Apr-01-97                        6                          *
     May-01-97                        7                          *
     Jun-01-97                        8                          *
     Jul-01-97                        9                          *
     Aug-01-97                       10                          *
     Sep-01-97                       11                          *
     Oct-01-97                       12                          *
     Nov-01-97                       13                          *
     Dec-01-97                       14                          *
     Jan-01-98                       15                          *
     Feb-01-98                       16                          *
     Mar-01-98                       17                          *
     Apr-01-98                       18                          *
     May-01-98                       19                          *
     Jun-01-98                       20                          *
     Jul-01-98                       21                          *
     Aug-01-98                       22                          *
     Sep-01-98                       23                          *
     Oct-01-98                       24                          *
     Nov-01-98                       25                          *
     Dec-01-98                       26                          *
     Jan-01-99                       27                          *
     Feb-01-99                       28                          *
     Mar-01-99                       29                          *
     Apr-01-99                       30                          *
     May-01-99                       31                          *
     Jun-01-99                       32                          *
     Jul-01-99                       33                          *
     Aug-01-99                       34                          *
     Sep-01-99                       35                          *
     Oct-01-99                       36                          *
     Nov-01-99                       37                          *
     Dec-01-99                       38                          *
     Jan-01-00                       39                          *
     Feb-01-00                       40                          *
     Mar-01-00                       41                          *

[*] Confidential information has been omitted and filed separately with the Commission.

     DATE                         PAYMENT #             STIPULATED LOSS VALUE
     ----                         ---------             ---------------------

     Apr-01-00                       42                          *
     May-01-00                       43                          *
     Jun-01-00                       44                          *
     Jul-01-00                       45                          *
     Aug-01-00                       46                          *
     Sep-01-00                       47                          *
     Oct-01-00                       48                          *

         * The Stipulated Loss Value for any unit of Equipment shall be equal to the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

         Note: The Capitalized Lessors Cost of any line item of equipment in Annex A shall be equal to the dollar volume in the column labeled "Total Funding" on page 1 of Annex A or "Net Book Value" on pages 2 - 21 (as the case may be) multiplied by *

                      Initials:  /s/ RLD                /s/  LJH
                                ------------------      ------------------
                               Lessor                   Lessee




























     [*] Confidential information has been omitted and filed separately with the Commission.

                                 ADDENDUM NO. 1
                            TO MASTER LEASE AGREEMENT
                          DATED AS OF NOVEMBER 1, 1996

THIS ADDENDUM (this "ADDENDUM") amends and supplements the above referenced lease (the "Lease"), between GENERAL ELECTRIC CAPITAL CORPORATION ("LESSOR") and NORTH AMERICAN VACCINE, INC. ("LESSEE") and is hereby incorporated into the Lease as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

The Lease is hereby amended as follows:

          1.    XXI.  FINANCIAL COVENANTS.

               (a) At all times during the term of the Lease, Lessee shall maintain: (i) Tangible Net Worth of * (ii) A Current Ratio of *; (iii) Total Liabilities to Tangible Net Worth of *; (iv) unrestricted cash, cash equivalents and/or marketable securities (collectively "UNRESTRICTED CASH") of * or, Lessee shall within fifteen (15) days after Lessee ceases to satisfy any of such requirements cause to be delivered to Lessor an irrevocable standby letter of credit as described in Section XXI(c) below. "TOTAL LIABILITIES" shall mean Lessee's total liabilities less convertible subordinated debt and "TANGIBLE NET WORTH" shall mean Lessee's tangible net worth plus convertible subordinated debt. Unrestricted Cash shall be shown net of any contingent liability associated with other lease cash triggers or pledge agreements unless Lessee's obligations under these agreements are deemed by Lessor to be less restrictive. "CURRENT RATIO" shall mean current assets divided by current liabilities. Except as defined herein, accounting terms used herein shall be as defined, and all calculations hereunder shall be made, in accordance with GAAP.

               (b) Lessee's chief financial officer shall notify Lessor of the amount of Lessee's Unrestricted Cash and shall certify that such amounts are in compliance with the requirements of Section XXI(a) above, such notification and certification shall be provided within fifteen (15) days after the end of each month, reflecting such information as of the end of the month immediately preceding such month. Lessee's chief financial officer shall also notify Lessor the amount of Lessee's Tangible Net Worth, Total liabilities to Tangible Net Worth ratio and Current Ratio, and shall certify that such amounts are in compliance with the requirements of Section XXI(a) above, such notification and certification shall be provided within fifteen (15) days after the end of each month, reflecting such information as of the end of the month immediately preceding such month. If Lessee is unable or fails timely to provide such notification and compliance certificates, within fifteen (15) days after such failure, Lessee shall cause to be delivered to Lessor an irrevocable standby letter of credit as described in Section XXI(c) below ("Letter of Credit"). A failure by Lessee to provide such Letter of Credit or otherwise comply with this
Section XXI shall be a default hereunder.

               (c) The irrevocable standby letter of credit provided pursuant to this Addendum shall be *


[*] Confidential information has been omitted and filed separately with the Commission.

         2.   XXII. FINANCIAL COVENANTS RELEASE.

              At any time if Lessee is not in default, Lessee may provide Lessor with a letter of credit substantially in the form of Exhibit A attached hereto (or such other form as may be acceptable to Lessor in its sole discretion) equal to * . Upon providing this Letter of Credit, the Financial Covenants stated in
Section XXI and Lessee's obligations under those Financial Covenants will be considered in abeyance, except as described further in this paragraph. Lessee may later request in writing that Lessor return the Letter of Credit and re-instate the financial covenants. Lessor agrees to do so as long as: (1) Lessee is not in default; (2) a default by Lessee is not reasonably imminent in the judgment of Lessor; and (3) Lessee would not have been in default had the Financial Covenants not been put into abeyance. Lessee may exercise its right to provide a letter of credit as described in this Section XXII * times during the term of the Lease.

         Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. This Addendum is not binding nor effective with respect to the Lease or the Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Addendum to be executed by their duly authorized representatives as of the date first above written.

LESSEE:                                    LESSOR:

NORTH AMERICAN VACCINE, INC.               GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Lawrence J. Hineline               By: /s/ R. L. Dauphinais
    --------------------------                 ---------------------
Its: Vice President - Finance              Its: Sr. Trans Manager
    -------------------------                  ---------------------
Dated:  November 12, 1996                  Dated: November 12,1996
       -----------------------                    ------------------














[*] Confidential information has been omitted and filed separately with the Commission.

                                 ADDENDUM NO. 1
                               TO SCHEDULE NO. 001
                            TO MASTER LEASE AGREEMENT
                          DATED AS OF NOVEMBER 1, 1996

         This ADDENDUM (this "Addendum") amends and supplements the above referenced schedule (the "Schedule") to the above referenced lease (the "Lease"), between GENERAL ELECTRIC CAPITAL CORPORATION ("Lessor") and NORTH AMERICAN VACCINE, INC. ("Lessee") and is hereby incorporated into the Schedule as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

1. For purposes of this Schedule only, Section XVIII of the Lease is amended by deleting and replaced with the following:

         EARLY PURCHASE OPTION.

                    (a)   Provided   that  the  Lease  has  not  been  earlier
         terminated and provided further that Lessee is not in default under the Lease or any other agreement between Lessor and Lessee, Lessee may, UPON AT LEAST * PRIOR WRITTEN NOTICE TO LESSOR OF LESSEE'S IRREVOCABLE ELECTION TO EXERCISE SUCH OPTION, purchase all (but not less than all) of the Equipment listed and described in this Schedule on the rent payment date (the "Early Purchase Date") * for a price equal to * (the "FMV Early Option Price"), plus all applicable sales taxes on an AS IS BASIS. Lessor and Lessee agree that the FMV Early Option Price is a reasonable prediction of the Fair Market Value (as such term is defined in Section XVIII(b) hereof) of the Equipment at the time the option is exercisable. Lessor and Lessee agree that if Lessee makes any non-severable improvement to the Equipment which increases the value of the Equipment and is not required or permitted by Sections VII or XI of the Lease prior to lease expiration, then at the time of such option being exercised, Lessor and Lessee shall adjust the purchase price to reflect any addition to the price anticipated to result from such improvement. (The purchase option granted by this subsection shall be referred to herein as the "Early Purchase Option".)

                    (b) If Lessee exercises its Early Purchase Option with respect to the Equipment leased hereunder, then on the Early Purchase Option Date, Lessee shall pay to Lessor any Rent and other sums due and unpaid on the Early Purchase Option Date and Lessee shall pay the FMV Early Option Price, plus all applicable sales taxes, to Lessor in cash. Upon receipt of the Fair Market Value, plus all applicable sales taxes, Lessor shall execute and deliver to Lessee a bill of sale, without representations or warranty, except that the Equipment is free and clear of any liens, claims or encumbrances created by Lessor or any party claiming by, through or under Lessor and other than those created by Lessee or anyone claiming by, through or under Lessee.

2. For purposes of this Schedule only, the following additional Financial Terms are added to Paragraph B of the Schedule:

         *


[*] Confidential information has been omitted and filed separately with the Commission.

3. For purposes of this Schedule only, the following is added to Paragraph D of the Schedule:

               4. Secondary Term Rent. Unless the Schedule has been earlier terminated as provided therein, commencing on the Secondary Term Commencement Date and on the same day of each month thereafter (each, a "Rent Payment Date",) during the Secondary Term, Lessee shall pay as rent ("Secondary Term Rent",) the product of the Secondary Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

4. For purposes of this Schedule only, Section XVIII(a) of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

              (a) So long as no default exists hereunder and the Lease has not been earlier terminated, Lessee may at the expiration of the Secondary Term upon at least * prior written notice to Lessor, purchase all (but not less than all) of the Equipment in this Schedule on an AS IS BASIS, for cash equal to its then Fair Market Value (plus all applicable sales taxes).

5. For purposes of this Schedule only, the following is added to the end thereof:

END OF BASIC TERM OPTIONS:

         At the expiration of the Basic Term (the "Basic Term Expiration Date"), so long as no default has occurred and is continuing hereunder and this Agreement has not been earlier terminated, Lessee shall exercise one of the following options:

                      (i) EXTENSION OPTION. Lessee may extend the Lease beyond the Basic Term Expiration Date with respect to all (but not less than all) of the Equipment covered by this Schedule through the Secondary Term set forth in this Schedule and Lessee shall pay Secondary Term Rent as set forth in this Schedule.

                      (ii) PURCHASE OPTION. Upon at least * written notice to Lessor prior to the expiration of the Basic Term, purchase all (but not less than all) of the Equipment covered by this Schedule on an AS IS WHERE IS basis without representation or warranty, express or implied ("AS IS BASIS",) for cash equal to * which amount Lessor and Lessee agree is a reasonable prediction of the Fair Market Value (as such term is defined in Section XVIII(b) hereof except that it shall be the Lessee's right to choose an independent qualified appraiser if the parties can't agree as to the Fair Market Value and such appraiser's determination of FMV shall be final and binding upon the parties) of the Equipment at the time the option is exercisable.




[*] Confidential information has been omitted and filed separately with the Commission.

           Lessor and Lessee agree that if Lessee makes any non-severable improvement to the Equipment which increases the value of the Equipment and is not required or permitted by Sections VII or XI of the Lease prior to lease expiration, then at the time of the exercise of this option, Lessor and Lessee shall adjust the purchase price to reflect any addition to the price anticipated to result from such improvement. On the Basic Term Expiration Date, Lessor shall receive in cash the full purchase price (plus all applicable sales taxes) together with any Rent or other sums then due under the Lease on such date. Lessee shall be deemed to have waived this option if it fails to timely provide Lessor with the required written notice of its election to exercise the same or unless it provides Lessor with written notice of its irrevocable election to exercise the same within * after Fair Market Value is determined (by agreement or appraisal).

         Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. This Addendum is not binding nor effective with respect to the Lease or the Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee.

         IN WITNESS WHEREOF, Lessee and Lessor have caused this Addendum to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                           LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION              NORTH AMERICAN VACCINE, INC.

By: /s/ R. L. Dauphinais                          By: /s/ Lawrence J. Hineline
-----------------------------------                   --------------------------

Its: Sr. Trans. Manager                           Its: Vice President - Finance
-----------------------------------                    ------------------------





[*] Confidential information has been omitted and filed separately with the Commission.

                           ADDENDUM NO. 2 TO SCHEDULE NO. 1
                              TO MASTER LEASE AGREEMENT
                             DATED AS OF NOVEMBER 1, 1996


         THIS ADDENDUM amends and supplements the above referenced schedule (the "Schedule") to the above referenced) lease (the "Lease"), between GENERAL ELECTRIC CAPITAL CORPORATION ("Lessor") and NORTH AMERICAN VACCINE, INC.. ("Lessee") and is hereby incorporated into the Schedule as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

         For the purposes of this Schedule only Section XI is hereby amended as follows:

RETURN PROVISIONS: In addition to the provisions of Section XI of this Lease, and provided that Lessee has not elected to exercise its option to purchase the Equipment, Lessee shall, at its expense:

         (a) At least ninety (90) days and not more than two hundred ten (210) days prior to expiration or earlier termination of the Lease, provide to Lessor a detailed inventory of all components of the Equipment. The inventory should include, but not be limited to, a listing of model and serial numbers for all components comprising the Equipment.

         (b) At least ninety (90) days prior to expiration or earlier termination of the Lease, with reference to computer and computer based equipment comprising the Equipment, provide to Lessor a detailed listing of all internal circuit boards by both the model and serial number for all hardware comprising the Equipment and a listing of all software features listed individually.

         (c) At least ninety (90) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, provide or cause the vendor(s) or manufacturer(s) to provide to Lessor the following documents: (1) one set of service manuals, blue prints, process flow diagrams and operating manuals including replacements and/or additions thereto, such that all documentation is completely up-to-date; and (2) one set of documents, detailing equipment configuration, operating requirements, maintenance records, and other technical data concerning the set-up and operation of the Equipment, including replacements and/or additions thereto, such that all documentation is completely up-to-date.

         (d) At least ninety (90) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, make the Equipment available for on-site operational inspections by potential purchasers, above ground and under power, and provide personnel, power and other requirements necessary to demonstrate electrical, mechanical and bio reactor systems for each item of the Equipment; provided however, that such persons shall comply with any reasonable conditions imposed by Lessee regarding such inspection of Equipment in Lessee's manufacturing areas.

         (e) At least ninety (90) days prior to expiration or earlier termination of the Lease, cause the manufacturer's representative or a qualified equipment maintenance provider, acceptable to Lessor, to perform a comprehensive physical inspection, including testing all material and workmanship of the Equipment; and if during such inspection, examination and test, the authorized inspector finds any of the material or workmanship to be defective or the Equipment not operating within the manufacturer's specifications, then Lessee shall repair or replace such defective material and, after corrective measures are completed, Lessee will provide for a follow-up inspection of the Equipment by the authorized inspector as outlined in the preceding clause.

         (f) Have each item of Equipment returned with an in-depth field service report detailing said inspection as outlined in Section e of this Addendum. The report shall certify that the Equipment has been properly inspected, examined and tested and is operating within the manufacturer's specifications.

         (g) Provide that all Equipment will be cleaned and cosmetically acceptable, and in such condition so that it may be immediately installed and placed into use in a similar environment.

         (h) Properly remove or treat all rust or corrosion.

         (i)  Ensure  all  items  of  Equipment,  where  appropriate,   will  be
completely sterilized, steam-cleaned and de-greased upon redelivery.

         (j) Properly remove all Lessee installed markings which are not necessary for the installation, operation, maintenance or repair of the Equipment.

         (k) Ensure all Equipment and equipment operations conform to all applicable local, state, and federal laws, health and safety guidelines (including the then U.S. Food and Drug Administration regulations).

         (l) Ensure the Equipment shall be mechanically and structurally sound, capable of performing the functions for which the Equipment was originally designed, in accordance with the manufacturer's published and recommended specifications.

         (m) Provide for the deinstallation, packing, transporting, and certifying of the Equipment to include, but not be limited to, the following:
(1) the manufacturer's representative shall de-install all Equipment (including all wire, cable and mounting hardware) in accordance with the specifications of the manufacturer; (2) each item of Equipment will be returned with a certificate supplied by the manufacturer's representative qualifying the Equipment to be in good condition and (where applicable) to be eligible for the manufacturer's maintenance plan; the certificate of eligibility shall be transferable to another operator of the Equipment; (3) the Equipment shall be packed properly and in accordance to the manufacturer's recommendations; and (4) Lessee shall transport the Equipment in a manner consistent with the manufacturer's recommendations and practices.

         (n) Provide for the deinstallation and packing of the Equipment to include, but not be limited to, the following: (1) all process fluids shall be removed from the Equipment and disposed of in accordance with the then current waste disposal laws and regulations. At no time are materials which could be considered hazardous waste by any regulatory authority to be shipped with machinery; (2) all internal fluids such as lube oil and hydraulic fluid are to be filled to operating levels; filler caps are to be secured and disconnected hoses are to be sealed to avoid spillage; (3) the manufacturer's representative shall deinstall all Equipment in accordance with the specifications of the manufacturer; and (4) the Equipment shall be packed properly and in accordance with the manufacturer's recommendations.

         (o) Upon sale of the Equipment to a third party, provide transportation to not more than three (3) individual locations anywhere within a 500 mile radius of the original Equipment location elected by Lessor.

         (p) Obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance.

         (q) With regard to any Equipment that has been modified or reconfigured by Lessee, return or restore the Equipment to its original configuration, as specified by the manufacturer including all upgrades installed by the manufacturer.

         Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. This Addendum is not binding or effective with respect to the Lease or the Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee.

         IN WITNESS WHEREOF, Lessee and Lessor have caused this Addendum to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                      LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION         NORTH AMERICAN VACCINE, INC.


By: /s/ R. L. Dauphinais                      By: /s/ Lawrence J. Hineline
    -------------------------                     --------------------------

Name: R. L. Dauphinais                        Name: Lawrence J. Hineline
      -----------------------                       ------------------------

Title: Sr. Trans Manager                      Title: Vice President - Finance
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